EXHIBIT 99.2

True Nature Holding Notes Progress on New Subsidiary

ATLANTA, GA--(Marketwired - Jun 1, 2017) - True Nature Holding, Inc. (OTCQB: TNTY) (the "Company") today issued the following notes on the progress of its new subsidiary formation:

Community Health Subsidiary Updates, Appointment of CEO to Subsidiary

The Company is in the process of acquiring a newly formed Subsidiary, called True Nature Community Health, Inc. (the "Community Health Subsidiary"), with a mission to enhance patient access to compounded pharmaceutical products within the most medically underserved U.S. small-town and rural marketplaces. The Company will have an 80% ownership in the Community Health Subsidiary. The remaining 20% ownership will be held by not-for-profit organizations with purposes of enhancing the availability of compounded drugs and other pharmaceuticals to medically underserved rural communities, or advancing social enterprise businesses that aim to address community health needs in similar areas.

Dr. Jordan Balencic, Chairman of the Board of Directors, was appointed Chief Executive Officer (CEO) of the newly formed Community Health Subsidiary and will have direct responsibility for the new Community Health Subsidiary. Dr. Balencic stated, "I am humbled by the opportunity to take the lead on such a truly impactful initiative. For facilities providing care to medically underserved populations, one of the primary obstacles to comprehensive services is accessing effective and affordable medications."

He explained, "Our new Community Health Subsidiary will provide help to Americans in small towns and rural markets with the critical medications they would normally have trouble obtaining. This opportunity will allow True Nature Holding, Inc. to tap into a large unaddressed market and serve locations that currently lack medication access. The Community Health Subsidiary will conduct business in the rural markets by operating as a program administrator and wholesaler, leveraging all of the Company's subsidiary and organizational resources. Part of this plan will include placing True Nature Holding, Inc. retail pharmacy and compounding operations within Rural Health Clinics, FQHCs (Federally Qualified Health Centers), Critical Access Hospitals and potentially within skilled nursing and assisted living facilities."

The newly formed Foundation, called True Nature Community Health Foundation (the "Foundation"), will seek private and Federal grant funding and donations to achieve its mission to advance patient health, education, and innovative service delivery solutions within these medically underserved rural and small-town communities.

When asked about the business relationship, Dr. Balencic explained, "The Foundation is useful for obtaining grants and donations for purchasing compounded drugs for patients treated by free health clinics serving these same areas. We expect the Foundation to enter into purchase agreements for excess capacity at True Nature Holding, Inc. compounding facilities, and drug distribution would be administered through free health clinics to individuals in the rural marketplaces who are not covered by pharmaceutical programs that offset the costs of their medications. This represents not only an opportunity to help people in need, but create new sales channels and drive new revenue to the Company"

Compounding Pharmacy Acquisition Updates

The Company is currently in the process of completing final due diligence, license review, and financing for the three (3) identified acquisitions. All are proceeding on schedule. Further guidance will be provided in subsequent announcements.

The Mission of True Nature Holding, Inc.

To unlock the potential of the compounding pharmacy industry to improve human and animal health, serve unmet patient needs, elevate the dignity of skilled pharmacists, and build shareholder value through the delivery of quality, cost effective, and innovative healthcare products and pharmaceuticals to the world.

Statement Under the Private Securities Litigation Reform Act

As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

Investor Information Document: An updated one-page investor information document can be viewed at the following link: https://truenaturepharma.com/wp-content/uploads/2017/05/tnty-investor-info-sheet-REV_5_24_2017_B.pdf

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The True Nature Holding LinkedIn Page: https://www.linkedin.com/company/true-nature-holding
The True Nature Holding Twitter Page: https://twitter.com/PharmaTrue

To learn more about the Company, visit: https://truenaturepharma.com/

CONTACT INFORMATION

Investor Contact:
Peter Nicosia
Director of Corporate Communications
844-383-TNTY (8689)
investors@truenaturepharma.com